UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801

(Address of principal executive offices) (Zip Code)

(800) 557-4550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of U.S. Gold Corp. (the “Company”) held virtually on April 27, 2026 (the “Annual Meeting”), the stockholders of the Company: (i) elected each of the persons listed below under Proposal 1 to serve as a director of the Company until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified and (ii) ratified the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accountant for the fiscal year ending April 30, 2026.

The final results for the votes regarding the proposals are as follows:

Proposal 1: Election of Directors

The following directors were elected with the following votes to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified

Nominee	For	Withheld	Broker Non-Votes
Luke Norman	3,526,856	1,224,653	4,995,092
George Bee	4,717,669	33,840	4,995,092
Johanna Fipke	4,470,483	281,026	4,995,092
Robert W. Schafer	4,643,587	107,922	4,995,092
Michael Waldkirch	4,407,596	343,913	4,995,092

Proposal 2: Ratification of Appointment of CBIZ CPAs P.C.

The appointment of CBIZ CPAs P.C. as the Company’s independent registered public accountant for the fiscal year ending April 30, 2026 was approved with the following votes:

For	Against	Abstain
9,687,844	22,061	36,696

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. GOLD CORP.
(Registrant)

/s/ Eric Alexander
Eric Alexander
Chief Financial Officer

Date: April 27, 2026